Exhibit 16.1

January 17, 2019

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549-7561

We have read the statements of Sterling Consolidated Corp. relating to the event described under Item 4.01 of Form 8-K dated April 12, 2019 and we agree with such statements as they pertain to our Firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC